                                                                Exhibit 4(k)(ii)
                                                                ----------------


          AGREEMENT REGARDING CERTAIN PROVISIONS OF CONVERTIBLE NOTES

     This Agreement Regarding Certain Provisions of Convertible Notes, dated as of May 5, 1998 (the "Agreement"), is entered into by and among Frazier Healthcare II, L.P. ("Frazier"), Institutional Venture Partners VI Limited Partnership ("IVP"), Institutional Venture Management VI ("IVM") and IVP Founders Fund I (IVP-FF) (collectively, Frazier, IVP, IVM and IVP-FF may be referred to herein as the "Holders").

     WHEREAS, Frazier holds a convertible note dated May 5, 1998 by Integrated Medical Resources, Inc. (the "Company") in the principal amount of $257,143.00 (the "Frazier Note"); and

     WHEREAS, IVP holds a convertible note dated May 5, 1998 by the Company in the principal amount of $322,286.00 (the "IVP Note"); and

     WHEREAS, IVP-FF holds a convertible note dated May 5, 1998 by the Company in the principal amount of $13,714.00 (the "IVP-FF Note"); and

     WHEREAS, IVM holds a convertible note dated May 5, 1998 by the Company in the principal amount of $6,857.00 (the "IVM Note"); and

     WHEREAS, in addition to other rights and obligations, the Frazier Note, the IVP Note, the IVP-FF Note and the IVM Note (collectively, the "Notes") permit the holders thereof (i) to convert the outstanding principal balance and/or accrued and unpaid interest pursuant to such Notes into shares of common stock of the Company (the "Conversion Right"); and (ii) to exercise certain options granted pursuant to the Notes (the "Options").

     NOW THEREFORE, in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Each Holder shall exercise its Conversion Right immediately following approval by the stockholders of the Company of the issuance of shares pursuant to the Notes.

     2. No Holder shall exercise any Option unless each other Holder simultaneously exercises its corresponding Option.

     3. The provisions of Section 6.6, 6.7, 6.8 and 12 of each of the Notes shall survive any conversion or payment of the Notes and shall be binding on the respective parties thereto.

     4. This Agreement shall be governed in all respects by the laws of the State of Kansas as such laws are applied to agreements between Kansas residents entered into and to be performed entirely within Kansas.

     5. This Agreement may be amended only pursuant to a written instrument executed by all parties hereto and consented to in writing by the Company.

     6. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                         FRAZIER HEALTHCARE II, L.P.


                         By:  /s/ Alan D. Frazier
                            ---------------------------------------
                              Alan D. Frazier
                              President, Frazier & Company, Inc.

                                    Member, Frazier Management
                                    Member, FHM II, L.L.C.
                                    General Partner, Frazier Healthcare II, L.P.

                                       INSTITUTIONAL VENTURE PARTNERS VI
                                       LIMITED PARTNERSHIP

                                       By:  Institutional Venture Management VI,
                                            its General Partner


                                       By:   /s/ Samuel D. Colella
                                           -------------------------------------
                                             Samuel D. Colella
                                             General Partner



                                       INSTITUTIONAL VENTURE MANAGEMENT VI


                                       By:   /s/ Samuel D. Colella
                                           -------------------------------------
                                             Samuel D. Colella
                                             General Partner



                                       IVP FOUNDERS FUND I

                                       By:  Institutional Venture Management VI,
                                            its General Partner


                                       By:   /s/ Samuel D. Colella
                                           -------------------------------------
                                             Samuel D. Colella
                                             General Partner

Agreed to and Acknowledged
as of the 5th day of May, 1998:


INTEGRATED MEDICAL RESOURCES, INC.


By   /s/ E. Stanley Kardatzke
  ------------------------------
Name:   E. Stanley Kardatzke
      --------------------------
Title:  Chairman & CEO
        ------------------------

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